Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350

Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer and Vice President of Finance of Nicholas Financial, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 27, 2023